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                                                                     Exhibit 2.2


                         AMENDMENT TO PURCHASE AGREEMENT


         On this 22nd day of December, 1999, CAT COMMUNICATIONS, INC., an Oklahoma corporation ("CAT"), DESERT COMMUNICATIONS III, INC., a Delaware corporation ("Desert"), and CITADEL BROADCASTING COMPANY, a Nevada corporation ("Citadel"), herein amend the Purchase Agreement among them dated as of August 23, 1999 (the "Purchase Agreement").

                                    RECITALS:

         The parties hereto desire to amend the Purchase Agreement in certain respects.

         NOW, THEREFORE, the parties agree as follows:

         1. Section 2.2(a) of the Purchase Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "(a) Payment. The Purchase Price, less the Held Back Amount, shall be paid at the Closing to the Partners (58% to CAT and 42% to Desert) in cash by wire transfer of immediately available funds to accounts designated by the Partners in writing at least three days prior to the Closing Date. In addition, the Partners hereby direct Citadel to, and Citadel shall, pay the Net Profits Amount at the Closing by delivery of six promissory notes, dated the Closing Date, executed by Citadel in favor of each of the six holders of the Net Profits Agreements, in the principal amount of the Net Profits Amount for such holders as set forth on the Net Profits Certificate and in the form of Exhibit E attached hereto."

         2. Section 11.1 of the Purchase Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "11.1 Closing Date. The Closing shall occur on the later of
         (a) December 23, 1999 or (b) a date mutually selected by the Partners and Citadel in writing, provided that FCC Approval has become a Final Order. The Closing shall begin at 10:00 a.m., local time, on the date of the Closing (the "Closing Date") at the offices of Eckert Seamans Cherin & Mellott, LLC, 600 Grant Street, 44th Floor, Pittsburgh, Pennsylvania 15219, counsel for Citadel."

         3. The Purchase Agreement is in all other respects unamended.

         4. This Amendment to Purchase Agreement may be executed in one or more counterparts, each of which together shall constitute a single instrument. Signatures on this Amendment to Purchase Agreement transmitted by facsimile shall be deemed to be original signatures for all purposes of this Amendment to Purchase Agreement.


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         5. This Amendment to Purchase Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Oklahoma.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment to
Purchase Agreement effective as of the date first written above.


                                            CAT COMMUNICATIONS, INC.


                                            By: /s/ Michael L. Gumb
                                               ---------------------------------

                                            Name:  Michael L. Gumb
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------


                                            DESERT COMMUNICATIONS III, INC.


                                            By: /s/ Jeffrey S. Kilrea
                                               ---------------------------------

                                            Name: Jeffrey S. Kilrea
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------


                                            CITADEL BROADCASTING COMPANY


                                            By: /s/ Donna L. Heffner
                                               ---------------------------------

                                            Name: Donna L. Heffner
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------


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                                    EXHIBIT E

                             FORM OF PROMISSORY NOTE


                                  See attached.


[Pursuant to Regulation S-K, Item 601(b)(2), Registrant agrees to furnish supplementally a copy of this exhibit to the Securities and Exchange Commission upon request.]